EXHIBIT 10.3
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                        BROADCASTING MEDIA PARTNERS, INC.
                           2007 EQUITY INCENTIVE PLAN
                        NOTICE OF RESTRICTED STOCK AWARD
                            REFERENCE NUMBER: 2007-SE


PARTICIPANT:            Joseph Uva

GRANT DATE:             June 19, 2007

NUMBER OF SHARES:       210,031 shares of Class A-1 common stock of Broadcasting
                        Media Partners, Inc., par value $.001, which shall be allocated into three tranches: 67,210 Tranche 1 shares
                        ("Tranche 1 Shares"), 67,210 Tranche 2 shares ("Tranche
                        2 Shares") and 75,611 Tranche 3 shares ("Tranche 3
                        Shares").

PURCHASE PRICE:         $2,592,974 (the "Purchase Price")

VESTING SCHEDULE:       TRANCHE 1 SHARES. One-fifth (20%) of the Tranche 1
                        Shares shall vest on each of the first five anniversaries of April 2, 2007 (each such date a "Vesting Date"), provided Participant's Service has not terminated prior to the applicable Vesting Date and the vesting of such Shares has not been accelerated as provided below.

                        PROTECTED TERMINATION. The Participant shall vest upon a Protected Termination in a portion of the unvested Tranche 1 Shares determined by multiplying the number of such unvested Shares by a fraction, the numerator of which is the number of full and partial months of Service since the preceding Vesting Date (or if prior to the first Vesting Date, since April 2, 2007) and the denominator of which is 12.

                        CHANGE OF CONTROL. All of the unvested Tranche 1 Shares shall vest on the date of a Change of Control that is either during Participant's Service or within six months following the termination of Participant's Service without Cause.

                        TRANCHE 2 SHARES. Tranche 2 Shares shall vest during Participant's Service in accordance with the same vesting schedule as Tranche 1 Shares (including the provisions related to Protected Termination and Change of Control), but only if on the applicable Vesting Date, the Principal Investors have received, in the aggregate, cash proceeds and other cash distributions in respect of Company Securities equal to the Investment plus an 8% cumulative return on the Investment, after taking into account all payments made with respect to equity awards for all employees made by the Company and its Subsidiaries in connection with the Company's acquisition of Univision Communications, Inc.

                        TRANCHE 3 SHARES. Tranche 3 Shares shall vest during Participant's Service in accordance with the same vesting schedule as Tranche 1 Shares (including the provisions related to Protected Termination and Change of Control), but only if on the applicable Vesting Date, the Principal Investors have received, in the aggregate, cash proceeds and other cash distributions in respect of Company Securities (i) equal to two (2) times their Investment, and (ii) after the fifth anniversary, that provides to the Principal Investors at least a 15% Internal Rate of Return.

                        VESTING OF TRANCHE 2 AND TRANCHE 3 SHARES. Any Tranche 2 Shares or Tranche 3 Shares which do not vest because their respective performance objectives have not been satisfied as of the applicable Vesting Date shall vest at such time as the applicable performance objective is satisfied.


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                        DETERMINATION OF PERFORMANCE OBJECTIVES FOLLOWING
                        CERTAIN TERMINATIONS OF SERVICE. Upon a Protected Termination (other than a Good Reason resignation resulting from the significant diminution of the Participant's responsibilities, authorities or duties) on or following the earlier of (i) an Initial Public Offering and (ii) the fifth anniversary of the Grant Date, a determination shall be made as to the applicable performance objective, notwithstanding the absence of any cash realization event by the Principal Investors, by assuming all of the Company Securities then owned by the Principal Investors have been sold for their Fair Market Value.

FORFEITURE FOR
CAUSE: All Shares subject to this Award, other than Shares sold by the Participant prior to an event giving rise to "Cause", or, following a Change in Control, any Shares vested prior to the event giving rise to "Cause", shall be forfeited upon the Participant's termination of Service for Cause for a cash payment equal to the lesser of Fair Market Value on such date and the Purchase Price paid by the Participant for such forfeited Shares.

CALL RIGHT:             If the Company exercises its call right on or following
                        a Protected Termination prior to an Initial Public
                        Offering, the Participant shall apply the after-tax proceeds received therefrom to the repayment of the loan made by the Company to the Participant in connection with the purchase of the Granted Shares subject to this Award. In the event the Company does pay all or any portion of the purchase price of the Granted Shares with a promissory note, pursuant to Section 7(d) of the Award
                        Agreement, the Participant shall be treated no less favorable as other participants in the Plan who, on or about the same date as the Participant, are each subject to a Company repurchase of at least $1 million in Company Securities, such that the percentage of the purchase price for the Shares to be paid with a Company promissory note shall be no less favorable than the percentage of the purchase price for the Company
                        Securities to be paid with a promissory note by the Company to each of such other participants. The
                        Company's Call Right expires upon a Qualified Public
                        Offering.

PUT RIGHT:              Upon Participant's termination of Service by the Company
                        without Cause or by Participant for Good Reason prior to the second anniversary of the Grant Date, the Participant shall have a right to cause the Company to purchase, and the Company shall purchase, on such date of termination, any vested Shares at a per Share price equal to the higher of the Purchase Price per Share or Fair Market Value. The Participant's Put Right expires upon a Qualified Public Offering.

RESALE
RESTRICTIONS:           In addition to any other restrictions applicable to the
                        Participant, following an Initial Public Offering, the
                        Participant is restricted during Service from selling or otherwise transferring Company Securities issued pursuant to this Award (other than a sale of Shares back to the Company), to the extent that, following such sale or other transfer, the percentage of the total Company
                        Securities that continue to be owned by the Participant
                        (determined by dividing the number of Company Securities that would be owned by the Participant immediately after the proposed sale or other transfer by the number of such securities owned on the Grant Date) would be less than the percentage of the aggregate Company Securities that continue to be owned by the Principal Investors
                        (determined by comparing the number of Company
                        Securities that would be owned by the Principal
                        Investors immediately following the Participant's proposed sale or other transfer to the number of such securities owned by the Principal Investors on the Grant
                        Date). For purposes of this resale restriction, Company
                        Securities, when used with respect to the Participant,


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                        shall include any Restricted Preferred Stock Units and
                        Restricted Common Stock Units then held by the Participant. This provision shall not apply following a termination of Participant's Service for any reason.

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By signing your name below, you accept that this Award is granted under and governed by the terms and conditions of the Broadcasting Media Partners, Inc. 2007 Equity Incentive Plan and the Restricted Stock Award Agreement (reference number 2007-SE) issued under such Plan, both of which are hereby incorporated by reference. Capitalized terms used but not defined in this Notice of shall have the meanings assigned to them in the above-referenced documents.



                                    BROADCASTING MEDIA PARTNERS, INC.

                                    By:         /s/ James C. Carlisle
                                            ------------------------------------

                                    Title:      Vice President
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                                    PARTICIPANT


                                    Signature:          /s/ Joseph Uva
                                            ------------------------------------

                                    Print Name:         Joseph Uva
                                            ------------------------------------